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                                                                    EXHIBIT 5.1
                        [FREEBORN & PETERS LETTERHEAD]

                               October 18, 1996


Phoenix Network, Inc.
1687 Cole Boulevard
Golden, Colorado 80401

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Phoenix Network, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of the registration statement on Form S-8 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), pertaining to the registration by the Corporation of shares of its common stock, par value $0.001 per share (the "Common Stock"), as described on the cover page of such Registration Statement. Terms not otherwise defined herein shall have the same meaning ascribed to them in the Registration Statement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter is subject to and should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Laws of the State of Delaware for the limited purpose of the organization, power and authority of corporations. In addition, as to any facts material to this opinion, we have relied, among other sources listed in the Accord, on factual representations made by the Corporation in the Registration Statement.

         Based on the foregoing, we are of the opinion that the shares of Common Stock under the Corporation's 1989 Stock Option Plan and its 1992 Non-Employee Directors' Stock Option Plan, the issuance of which is being registered by the Corporation, have been duly and validly authorized for issuance and sale and if and when sold and delivered as described in the Registration Statement against payment as set forth therein, will be validly issued, fully paid and nonassessable shares of Common Stock.
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Phoenix Network, Inc.
October 8, 1996
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.

         We render no opinion as to the laws of any jurisdiction other than the internal corporate law of the State of Delaware.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                         Very truly yours,

                                         /s/ FREEBORN & PETERS

                                         FREEBORN & PETERS